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EXHIBIT 99.1


ATC SUPPORTS U.S. ARMY WITH LRAD DEPLOYMENTS IN IRAQ

SAN DIEGO--(BUSINESS WIRE)--Dec. 15, 2004--American Technology Corporation (ATC) (NASDAQ:ATCO - News), an innovator of proprietary sound reproduction technologies, announced today it has been awarded a new order totaling $4,899,000 for its proprietary Long Range Acoustic Devices (LRAD(TM)). The contract, calling for immediate deliveries this month and in early January, will support the U.S. Army's 3rd Infantry Division deploying in support of Operation Iraqi Freedom.

Regarded as the Army's most technologically advanced division, the 3rd Infantry Division will be utilizing LRADs in Iraq for crowd control, area denial and clearing buildings. The immediate deliveries will also support the division's mission to provide security for the Iraqi elections scheduled for late January 2005.

LRAD is a breakthrough long-range hailing and warning, directed acoustic device designed to communicate with authority and exceptionally high intelligibility in a 15-30 degree beam. LRAD can issue a verbal challenge with instructions in excess of 500 meters and has the capability of following up with a warning tone to influence behavior or determine intent. LRADs are currently deployed with the U.S. Marine Corps, U.S. Army, and U.S. Navy in Operation Iraqi Freedom in and around Fallujah, Mosul, and the port of Basra.

"It is clear," stated Senator Olympia Snowe, U.S. Senator (R-ME), "that the Long Range Acoustic Device represents a new breakthrough in non-lethal capability. This order affirms the intent of Congress to provide the best possible emerging technologies for the effectiveness and safety of our service men and women." "LRAD supports the unique challenges of military operations, law enforcement and infrastructure protection," commented Carl Gruenler, ATC's vice president of government and force protection systems.

"LRAD addresses the urgent and compelling need to place distance between peacekeepers and a potential threat, provides crystal clear instructions in host nation language to clarify purpose and intent, and creates safe situations out of uncertain ones."

Continued Gruenler, "This order also reflects an expanding partnership between VoxTec, a division of Marine Acoustics and ATC. VoxTec has developed the Phraselator, a hand-held voice translation device, which is a key tool to store and immediately retrieve thousands of messages recorded by the Defense Language Institute for transmission through LRAD at extended ranges in the host nation language. This capability is being implemented with each LRAD delivered in this order and augments ATC's hardened MP3 player used for messaging and instantly-available aversive warning tones."

Gruenler concluded, "This and other expected LRAD orders are providing evidence that our proprietary, long range hailing and warning device is expanding its worldwide leadership position for military, government and commercial customers as The Sound of Force Protection(TM)."



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About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound(R) by developing, manufacturing and globally distributing its proprietary sound technologies and products which include: the award-winning HSS(R) (HyperSonic(R) Sound technology); LRAD(TM) (Long Range Acoustic Device); NeoPlanar(R) planar magnetic technology and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 160 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.


Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, the need for market acceptance of our sound reproduction technologies, entry of competitors in the sound reproduction market, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, our ability to develop future products which maintain a competitive advantage over competing products, pricing pressures, technology shifts, potential technical or manufacturing difficulties that could delay products, possible government regulations, warranty or other claims, the outcome of pending or future litigation, general economic and political factors which influence buying decisions, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.


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